Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Noble Energy, Inc.:

We consent to the incorporation by reference in this registration statement on Form S-8 of Noble Midstream Partners LP of our report dated August 10, 2016, with respect to the balance sheet of Noble Midstream Partners LP as of June 30, 2016, which report appears in the Registration Statement No. 333-207560 on Form S-1 of Noble Midstream Partners LP.

(signed) KPMG LLP

Houston, Texas

October 27, 2016